UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K filed by MSC Industrial Direct Co., Inc. (the “Company”) on April 15, 2026 (the “Original 8-K”) regarding the voluntary resignation of Neal Dongre as the Senior Vice President, General Counsel and Corporate Secretary of the Company. The Company is filing this Amendment No. 1 to disclose the details of Mr. Dongre’s resignation that were not determined at the time of filing the Original 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 14, 2026, Sid Tool Co., Inc., a wholly-owned subsidiary of the Company, and Mr. Dongre entered into an Agreement and Release (the “Transition Agreement”) in connection with Mr. Dongre’s transition from his position as Senior Vice President, General Counsel and Corporate Secretary of the Company to Special Advisor of the Company, effective as of July 20, 2026 (the “Transition Date”). Pursuant to the Transition Agreement, Mr. Dongre will remain employed with the Company as Special Advisor to assist with the transition of his duties until August 31, 2026 (the “Separation Date”).

In consideration for Mr. Dongre’s continuing service to the Company as Special Advisor and the comprehensive release of claims against the Company and its affiliates in the Transition Agreement, Mr. Dongre will be entitled to continue to receive his current salary and will be eligible for health benefits and applicable vesting of outstanding equity awards, in each case, beginning on the Transition Date and ending on the day on which he is no longer employed by the Company. Further, in consideration for Mr. Dongre’s assistance with the transition to his successor and his continued service to the Company through the Separation Date, Mr. Dongre will be eligible to receive (i) an amount equal to the annual cash performance bonus that he would have been eligible to receive in respect of the Company’s fiscal year 2026 under the Company’s annual performance bonus plan if he had remained employed with the Company through the date on which bonuses are paid for fiscal year 2026 and (ii) accelerated vesting of certain outstanding equity awards granted under the Company’s executive compensation plans as set forth in the Transition Agreement.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1	Agreement and Release dated July 14, 2026, by and between Sid Tool Co., Inc. and Neal Dongre.
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	July 17, 2026	By:	/s/ GREG CLARK
		Name:	Greg Clark
		Title:	Vice President and Interim Chief Financial Officer
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